SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 21, 2018

AIR INDUSTRIES GROUP

___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry Into a Material Definitive Agreement

On March 21, 2018, we entered into a Stock Purchase Agreement (“SPA”) with CPI Aerostructures, Inc. (“CPI”) for the sale of Welding Metallurgy, for a purchase price of $9,000,000, subject to a working capital adjustment. The SPA also provides for contingent payments of up to an aggregate of $1,000,000 if Welding Metallurgy enters into long-term supply agreement with two specified customers, which contingent payments are subject to reduction if the specified agreements are entered into after May 31 and June 30, 2018, respectively. The sale is subject to certain conditions, including CPI obtaining financing and requires an escrow deposit of $2,000,000 to cover the working capital adjustment and our obligation to indemnify CPI against damages arising out of the breach of our representations and warranties and obligations under the SPA. It is anticipated that the sale will close during the second quarter.

Item 7.01 Regulation FD Disclosure

On March 23, 2018, we issued a press release announcing that we had entered into a Stock Purchase Agreement for the sale of our Welding Metallurgy, Inc. subsidiary. A copy of the press release is filed as Exhibit 99.1 to this report.

The information in this item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement dated March 21, 2018 with CPI Aerostructures, Inc.
99.1	Press Release issued by Air Industries Group on March 23, 2018

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2018

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer